Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Marlin Business Services Corp.:

We consent to the incorporation by reference in Registration Statements No. 333-110378 on Form S-8, file 333-128330 on Form S-3/A and file 333-128329 on Form S-3/A of our reports dated March 2, 2006, relating to the consolidated financial statements of Marlin Business Services Corp. and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K/A of Marlin Business Services Corp. for the year ended December 31, 2005.

Deloitte & Touche LLP

Philadelphia, Pennsylvania
April 14, 2006

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